Exhibit 99.2

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WisdomTree Announces Second Quarter 2025 Results

Record AUM of $126.1 Billion

12% Annualized Organic Growth Rate Across All Products

Diluted Earnings Per Share of $0.17 ($0.18, as Adjusted)

Accretive Acquisition of Ceres Partners

New York, NY – (Business Wire) – July 31, 2025 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the second quarter of 2025.

$24.8 million of net income ($25.9(1) million of net income, as adjusted). See “Non-GAAP Financial Measurements” for additional information.

$126.1 billion of ending AUM, an increase of 8.9% from the prior quarter arising from market appreciation and net inflows.

$3.5 billion of net inflows, primarily driven by inflows into our international developed equity and U.S. equity products. European listed ETP inflows were $2.2 billion during the quarter and approximately $3.3 billion of the over $6.5 billion total year-to-date flows.

0.35% average advisory fee, unchanged from the prior quarter.

0.38% adjusted revenue yield(2), unchanged from the prior quarter.

$112.6 million of operating revenues, an increase of 4.2% from the prior quarter due to higher average AUM.

81.1% gross margin(1), a 0.3 point increase from the prior quarter due to higher operating revenues.

30.8% operating income margin (32.5%(1) as adjusted), a 0.8 point decrease compared to our operating income margin of 31.6% in the prior quarter primarily due to acquisition-related costs. Adjusted operating margin increased 0.9(1) points compared to the prior quarter, exclusive of the acquisition-related costs.

$0.03 quarterly dividend declared, payable on August 27, 2025 to stockholders of record as of the close of business on August 13, 2025.

1

Update from Jonathan Steinberg, WisdomTree CEO

“With our acquisition of Ceres Partners—a premier partner to America’s family farmers and a top-five U.S. farmland manager overseeing nearly $2 billion—WisdomTree secures a historically double-digit-return asset class that diversifies our AUM, is accretive, and widens both revenue capture and operating margin. It positions us to raise at least $750 million by 2030, and we see a credible path to managing roughly $10 billion in farmland assets over the next decade—adding a durable private-markets tailwind to our ETP, model-portfolio, and tokenization growth strategy.”

Update from Jarrett Lilien, WisdomTree COO and President

“All growth engines are firing—$6.5 billion in net inflows year-to-date, record AUM across the U.S., Europe and Digital Assets, the WisdomTree Europe Defence UCITS ETF (WDEF) has more than $3.5 billion in AUM, model portfolio AUA already has surpassed our full-year 2025 target at $5.2 billion, Digital Assets net inflows are above $500 million, and USDW plus WTGXX puts us at the center of a projected $3.7 trillion stablecoin market—clear proof that WisdomTree’s diversified growth flywheel is delivering and accelerating.”

2

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$126.1	$115.8	$109.8	$112.6	$109.7
Net inflows/(outflows)	$3.5	$3.1	$(0.3)	$(2.4)	$0.3
Average AUM	$119.2	$114.6	$112.3	$110.4	$108.5
Average advisory fee	0.35%	0.35%	0.36%	0.37%	0.37%
Adjusted revenue yield(2)	0.38%	0.38%	0.39%	0.39%	0.40%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$112.6	$108.1	$110.7	$113.2	$107.0
Net income/(loss)	$24.8	$24.6	$27.3	$(4.5)	$21.8
Diluted earnings/(loss) per share	$0.17	$0.17	$0.18	$(0.13)	$0.13
Operating income margin	30.8%	31.6%	31.7%	36.0%	31.3%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$112.6	$108.1	$110.5	$109.5	$107.0
Gross margin	81.1%	80.8%	79.3%	80.8%	81.2%
Net income, as adjusted	$25.9	$23.0	$25.3	$28.8	$27.1
Diluted earnings per share, as adjusted	$0.18	$0.16	$0.17	$0.18	$0.16
Operating income margin, as adjusted	32.5%	31.6%	31.7%	37.3%	35.3%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In May 2025, we expanded our global footprint through a strategic collaboration with Korea Investment Management Co., Ltd. (KIM) in connection with the launch of a suite of innovative ETFs by KIM marketed under the ACE label for the Korean market.
•	In June 2025, WisdomTree Transfers, Inc. was awarded “Best Digital Asset Processing Solution” at the 2025 FTF News Technology Innovation Awards; we closed a strategic minority investment and commenced a multi-year collaboration with Quorus Inc., a technology-driven asset manager with platform capabilities for delivering customizable, tax efficient investment solutions for asset managers and financial advisors; and WisdomTree Europe was named “Best ETF Provider” at the Online Money Awards.
•	In July 2025, we entered into a definitive agreement to acquire Ceres Partners, LLC, a leading U.S.-based alternative asset manager specializing in farmland investments.

Product News

•	In June 2025, we launched the WisdomTree Inflation Plus Fund (WTIP) on the NASDAQ; the WisdomTree Physical Solana (SOLW) was listed on Sweden’s Nasdaq exchange (XSTO), our first listing in the country; the WisdomTree Europe Defence UCITS ETF (WDEF), the world’s first ETF dedicated to the European defense industry, surpassed $3.0 billion of assets under management and was also cross-listed in Mexico on the Mexican Stock Exchange (BMV); and WisdomTree Europe appointed The Bank of New York Mellon Corporation (BNY) to provide asset servicing solutions across the European ETF range.
•	In July 2025, we launched the GeoAlpha Opportunities Fund (GEOA) on the New York Stock Exchange (“NYSE”); we celebrated the 10th anniversary of the launch of the Yield Enhanced U.S. Aggregate Bond Fund (AGGY) on the NYSE; we launched the WisdomTree Europe Defense Fund (WDEF) on the NYSE; we changed the name of the WisdomTree Alternative Income Fund to the WisdomTree Private Credit and Alternative Income Fund (HYIN); and WisdomTree Europe listed four thematic equity short and leveraged ETPs on the London Stock Exchange, Börse Xetra and Borsa Italiana: Magnificent 7 3x Daily Leveraged (3MG7), Magnificent 7 3x Daily Short (3M7S), PHLX Semiconductor 3x Daily Leveraged (3SEM), and PHLX Semiconductor 3x Daily Short (SC3S).

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024		June 30, 2024	June 30, 2025	June 30, 2024
Operating Revenues:
Advisory fees	$103,241	$99,549	$102,264	$101,659		$98,938	$202,790	$191,439
Other revenues	9,380	8,533	8,433	11,509		8,096	17,913	12,433
Total revenues	112,621	108,082	110,697	113,168		107,034	220,703	203,872
Operating Expenses:
Compensation and benefits	32,827	33,788	30,032	29,405		30,790	66,615	61,844
Fund management and administration	21,252	20,714	22,858	21,004		20,139	41,966	40,101
Marketing and advertising	5,330	4,813	6,117	4,897		5,110	10,143	9,518
Sales and business development	4,232	4,137	4,101	3,465		3,640	8,369	7,251
Professional fees	3,177	2,782	4,559	6,315		6,594	5,959	10,224
Occupancy, communications and equipment	1,559	1,482	1,423	1,397		1,314	3,041	2,524
Depreciation and amortization	580	540	504	447		418	1,120	801
Third-party distribution fees	4,083	3,112	3,161	2,983		2,687	7,195	4,994
Acquisition-related costs	1,967	—	—	—		—	1,967	—
Other	2,982	2,552	2,902	2,463		2,831	5,534	5,154
Total operating expenses	77,989	73,920	75,657	72,376		73,523	151,909	142,411
Operating income	34,632	34,162	35,040	40,792		33,511	68,794	61,461
Other Income/(Expenses):
Interest expense	(5,490)	(5,441)	(5,616)	(5,027)		(4,140)	(10,931)	(8,268)
Interest income	2,090	1,897	2,147	1,795		1,438	3,987	2,836
Loss on extinguishment of convertible notes	—	—	—	(30,632)		—	—	—
Other gains and losses, net	638	(250)	2,627	(3,062)		(1,283)	388	1,309
Income before income taxes	31,870	30,368	34,198	3,866		29,526	62,238	57,338
Income tax expense	7,093	5,739	6,890	8,351		7,767	12,832	13,468
Net income/(loss)	$24,777	$24,629	$27,308	$(4,485)		$21,759	$49,406	$43,870
Earnings/(loss) per share—basic	$0.17	$0.17	$0.19	$(0.13	)(3)	$0.13 (3)	$0.35	$0.27	(2)
Earnings/(loss) per share—diluted	$0.17	$0.17	$0.18	$(0.13	)(3)	$0.13	$0.34	$0.26
Weighted average common shares—basic	143,076	142,580	141,275	143,929		146,896	142,830	146,680
Weighted average common shares—diluted	146,640	146,545	147,612	143,929		166,359	146,513	165,872

As Adjusted (Non-GAAP(1))
Total revenues	$112,621	$108,082	$110,505	$109,507		$107,034
Total operating expenses	$76,022	$73,920	$75,465	$68,715		$69,252
Operating income	$36,599	$34,162	$35,040	$40,792		$37,782
Income before income taxes	$33,798	$30,947	$33,033	$37,187		$36,083
Income tax expense	$7,935	$7,933	$7,753	$9,049		$9,008
Net income	$25,863	$23,014	$25,280	$28,768		$27,075
Earnings per share—diluted	$0.18	$0.16	$0.17	$0.18		$0.16
Weighted average common shares—diluted	146,640	146,545	147,612	156,745		166,359

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 4.2% from the first quarter of 2025 due to higher average AUM. Operating revenues increased 5.2% from the second quarter of 2024 due to higher average AUM, partly offset by a lower average advisory fee.
•	Our average advisory fee was 0.35% during the first and second quarter of 2025 and 0.37% during the second quarter of 2024.

Operating Expenses

•	Operating expenses increased 5.5% from the first quarter of 2025 primarily due to acquisition-related costs and higher third-party distribution fees. These increases were partly offset by lower compensation expenses.
•	Operating expenses increased 6.1% from the second quarter of 2024 primarily due to acquisition-related costs and higher compensation expense arising from increased headcount, as well as higher third-party distribution fees and fund management and administration expenses. These increases were partly offset by lower professional fees.

Other Income/(Expenses)

•	Interest expense was essentially unchanged from the first quarter of 2025. Interest expense increased 32.6% from the second quarter of 2024 due to a higher level of debt outstanding, partly offset by a lower average interest rate.
•	Interest income increased 10.2% and 45.3% from the first quarter of 2025 and the second quarter of 2024, respectively, due to changes in the level of interest-earning assets and interest rates.
•	Other gains and losses, net was a gain of $0.6 million for the second quarter of 2025. This included net gains of $1.3 million on our financial instruments owned and net gains of $0.6 million on our investments. These items were partly offset by $1.4 million of foreign currency remeasurement losses on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from management fees paid by our physically-backed gold and crypto ETPs, other foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the second quarter of 2025 was 22.3%, resulting in income tax expense of $7.1 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to state and local income taxes, partly offset by a lower tax rate on foreign earnings.
•	Our adjusted effective income tax rate for the second quarter of 2025 was 23.5%(1).

SIX MONTH HIGHLIGHTS

•	Operating revenues increased 8.3% as compared to 2024 due to higher average AUM and higher other revenues attributable to our European listed ETPs, partly offset by a lower average advisory fee.
•	Operating expenses increased 6.7% as compared to 2024 primarily due to higher stock-based compensation expense and increased headcount, third-party distribution fees, acquisition-related costs and fund management and administration expenses. These increases were partly offset by lower professional fees.
•	Significant items reported in other income/(expense) in 2025 include: an increase in interest expense of 32.2% due to a higher level of debt outstanding, partly offset by a lower average interest rate; an increase in interest income of 40.6% due to an increase in our interest-earning assets; net gains on our investments of $0.9 million, net gains on our financial instruments owned of $0.8 million and $2.4 million of foreign currency remeasurement losses on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold earned on management fees paid by our physically-backed gold ETPs, other foreign exchange fluctuations and miscellaneous items.
•	Our effective income tax rate for 2025 was 20.6%, resulting in an income tax expense of $12.8 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to tax windfalls associated with the vesting of stock-based compensation awards and a lower tax rate on foreign earnings. These items were partly offset by state and local income taxes.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, August 1, 2025 at 12:00 p.m. ET, which can be accessed using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qWEuWg4V.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers. To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time. All earnings materials and the webcast can be accessed through WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will also be available shortly after the call.

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About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, as well as digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our blockchain-native digital wallet, WisdomTree Prime®, and institutional platform, WisdomTree Connect™.*

* The WisdomTree Prime digital wallet and digital asset services and WisdomTree Connect institutional platform are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com, the WisdomTree Prime mobile app or https://wisdomtreeconnect.com for more information.

WisdomTree currently has approximately $128.5 billion in assets under management globally.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through the WisdomTree Prime app and WisdomTree Connect are not endorsed, indemnified or guaranteed by any regulatory agency.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Adjusted revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2024 includes a loss of $11,375 recognized upon the repurchase of our Series A Non-Voting Convertible Preferred Stock convertible into approximately 14.75 million shares of common stock from ETFS Capital Limited and $1,868 of stock repurchase excise taxes. These items are excluded from net income but are required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. These items are excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024
GLOBAL PRODUCTS ($ in millions)

Beginning of period assets	$115,787	$109,779	$112,577	$109,686	$107,230
Add: Digital Assets—Jan. 1, 2025	—	32	—	—	—
Inflows/(outflows)	3,527	3,052	(281)	(2,395)	340
Market appreciation/(depreciation)	6,756	2,924	(2,517)	5,286	2,116
End of period assets	$126,070	$115,787	$109,779	$112,577	$109,686
Average assets during the period	$119,185	$114,622	$112,349	$110,369	$108,479
Average advisory fee during the period	0.35%	0.35%	0.36%	0.37%	0.37%
Revenue days	91	90	92	92	91
Number of products—end of the period	383	375 (1)	353	352	350

U.S. LISTED ETFs ($ in millions)

Beginning of period assets	$80,531	$79,095	$81,267	$79,722	$78,087
Inflows/(outflows)	1,110	1,847	(40)	(1,650)	1,106
Market appreciation/(depreciation)	3,538	(411)	(2,132)	3,195	529
End of period assets	$85,179	$80,531	$79,095	$81,267	$79,722
Average assets during the period	$81,525	$81,127	$80,661	$80,335	$78,523
Number of ETFs—end of the period	81	78	78	78	78

EUROPEAN LISTED ETPs ($ in millions)

Beginning of period assets	$35,124	$30,684	$31,310	$29,964	$29,143
Inflows/(outflows)	2,201	1,104	(241)	(745)	(766)
Market appreciation/(depreciation)	3,216	3,336	(385)	2,091	1,587
End of period assets	$40,541	$35,124	$30,684	$31,310	$29,964
Average assets during the period	$37,439	$33,415	$31,688	$30,034	$29,956
Number of ETPs—end of the period	285	280	275	274	272

DIGITAL ASSETS ($ in millions)

Beginning of period assets	$132	$—	$—	$—	$—
Add: Digital Assets—Jan. 1, 2025	—	32	—	—	—
Inflows	216	101	—	—	—
Market appreciation/(depreciation)	2	(1)	—	—	—
End of period assets	$350	$132	$—	$—	$—
Average assets during the period	$221	$80	$—	$—	$—
Number of products—end of the period	17	17 (1)	—	—	—

PRODUCT CATEGORIES ($ in millions)

U.S. Equity
Beginning of period assets	$35,628	$35,414	$34,643	$31,834	$31,670
Add: Digital Assets—Jan. 1, 2025	—	9	—	—	—
Inflows	1,288	962	1,099	328	221
Market appreciation/(depreciation)	1,701	(757)	(328)	2,481	(57)
End of period assets	$38,617	$35,628	$35,414	$34,643	$31,834
Average assets during the period	$36,080	$36,278	$35,714	$33,175	$31,339

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	Three Months Ended
	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024
Commodity & Currency
Beginning of period assets	$25,487	$21,906	$23,034	$21,987	$21,944
Add: Digital Assets—Jan. 1, 2025	—	1	—	—	—
Outflows	(110)	(159)	(440)	(741)	(1,499)
Market appreciation/(depreciation)	1,319	3,739	(688)	1,788	1,542
End of period assets	$26,696	$25,487	$21,906	$23,034	$21,987
Average assets during the period	$25,888	$23,996	$22,989	$22,016	$22,437

Fixed Income
Beginning of period assets	$22,230	$20,043	$20,767	$21,430	$21,218
Add: Digital Assets—Jan. 1, 2025	—	21	—	—	—
Inflows/(outflows)	146	2,093	(387)	(897)	236
Market appreciation/(depreciation)	167	73	(337)	234	(24)
End of period assets	$22,543	$22,230	$20,043	$20,767	$21,430
Average assets during the period	$22,526	$21,464	$20,398	$21,135	$21,277

International Developed Market Equity
Beginning of period assets	$18,178	$17,602	$18,075	$19,385	$18,103
Inflows/(outflows)	1,645	474	63	(1,391)	1,253
Market appreciation/(depreciation)	1,902	102	(536)	81	29
End of period assets	$21,725	$18,178	$17,602	$18,075	$19,385
Average assets during the period	$19,577	$18,275	$17,716	$18,636	$18,809

Emerging Market Equity
Beginning of period assets	$9,985	$10,468	$12,452	$11,875	$11,189
Inflows/(outflows)	28	(445)	(908)	(20)	57
Market appreciation/(depreciation)	944	(38)	(1,076)	597	629
End of period assets	$10,957	$9,985	$10,468	$12,452	$11,875
Average assets during the period	$10,295	$10,072	$11,407	$12,083	$11,448

Leveraged & Inverse
Beginning of period assets	$2,133	$1,924	$2,082	$1,922	$1,828
Inflows/(outflows)	141	116	(69)	71	(18)
Market appreciation/(depreciation)	357	93	(89)	89	112
End of period assets	$2,631	$2,133	$1,924	$2,082	$1,922
Average assets during the period	$2,354	$2,083	$2,032	$1,962	$1,905

Cryptocurrency
Beginning of period assets	$1,553	$1,912	$1,054	$838	$874
Add: Digital Assets—Jan. 1, 2025	—	1	—	—	—
Inflows/(outflows)	198	(89)	315	201	75
Market appreciation/(depreciation)	336	(271)	543	15	(111)
End of period assets	$2,087	$1,553	$1,912	$1,054	$838
Average assets during the period	$1,800	$1,900	$1,599	$917	$856

Alternatives
Beginning of period assets	$593	$510	$470	$415	$404
Inflows	191	100	46	54	15
Market appreciation/(depreciation)	30	(17)	(6)	1	(4)
End of period assets	$814	$593	$510	$470	$415
Average assets during the period	$665	$554	$494	$445	$408

Headcount	321	315	313	314	304

(1) Includes 17 digital assets products, which were launched prior to January 1, 2025.

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2025	Dec. 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$193,673	$181,191
Financial instruments owned, at fair value	97,749	85,439
Accounts receivable	43,070	44,866
Income taxes receivable	4,129	—
Prepaid expenses	10,491	5,340
Other current assets	1,543	1,542
Total current assets	350,655	318,378
Fixed assets, net	316	336
Deferred tax assets, net	6,145	11,656
Investments	13,843	8,922
Right of use assets—operating leases	2,085	880
Goodwill	86,841	86,841
Intangible assets, net	606,236	605,896
Other noncurrent assets	756	631
Total assets	$1,066,877	$1,033,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$33,084	$31,135
Compensation and benefits payable	22,217	39,701
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,804	14,804
Income taxes payable	—	724
Operating lease liabilities	1,352	709
Convertible notes—current	149,170	—
Accounts payable and other liabilities	23,226	22,124
Total current liabilities	243,853	109,197
Convertible notes—long term	364,115	512,033
Payable to GBH	13,083	12,159
Operating lease liabilities—long term	739	171
Total liabilities	621,790	633,560
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 147,061 and 146,102 at June 30, 2025 and December 31, 2024, respectively	1,471	1,461
Additional paid-in capital	269,344	270,303
Accumulated other comprehensive gain/(loss)	3,860	(1,607)
Retained earnings	170,412	129,823
Total stockholders’ equity	445,087	399,980
Total liabilities and stockholders’ equity	$1,066,877	$1,033,540

9

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$49,406	$43,870
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(32,532)	(25,365)
Stock-based compensation	11,765	10,755
Deferred income taxes	4,206	4,326
Amortization of issuance costs—convertible notes	1,252	750
Depreciation and amortization	1,120	801
Imputed interest on payable to GBH	923	1,342
(Gains)/losses on investments	(920)	1,195
Gains on financial instruments owned, at fair value	(844)	(1,772)
Amortization of right of use asset	662	647
Changes in operating assets and liabilities:
Accounts receivable	3,562	(7,132)
Income taxes receivable/payable	(4,770)	(2,028)
Prepaid expenses	(5,000)	(3,353)
Gold and other precious metals	31,543	24,972
Other assets	(143)	(118)
Fund management and administration payable	1,272	(3,430)
Compensation and benefits payable	(18,273)	(17,657)
Operating lease liabilities	(655)	(662)
Accounts payable and other liabilities	2,602	4,031
Net cash provided by operating activities	45,176	31,172
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(15,756)	(14,193)
Purchase of investments	(4,000)	—
Cash paid—software development	(1,323)	(1,184)
Purchase of fixed assets	(117)	(102)
Proceeds from the sale of financial instruments owned, at fair value	4,478,	5,303
Proceeds from held-to-maturity securities maturing or called prior to maturity	6	12
Proceeds from the exit from investment in Securrency, Inc.	—	465
Net cash used in investing activities	(16,712)	(9,699)
Cash flows from financing activities:
Common stock repurchased	(12,714)	(7,820)
Dividends paid	(8,923)	(9,873)
Excise taxes paid on common stock repurchased	(1,868)	—
Net cash used in financing activities	(23,505)	(17,693)
Increase/(decrease) in cash flow due to changes in foreign exchange rate	7,523	(626)
Net increase in cash, cash equivalents and restricted cash	12,482	3,154
Cash, cash equivalents and restricted cash—beginning of year	181,191	129,305
Cash, cash equivalents and restricted cash—end of period	$193,673	$132,459
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$13,468	$11,138
Cash paid for interest	$8,850	$6,175

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. Beginning in the second quarter of 2025, we began excluding these remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Imputed interest on our payable to the Gold Bullion Holdings (Jersey) Limited (“GBH”): During the fourth quarter of 2023, we repurchased our Series C Non-Voting Convertible Preferred Stock, which was convertible into approximately 13.1 million shares of WisdomTree common stock, from GBH, a subsidiary of the World Gold Council, for aggregate cash consideration of approximately $84.4 million. Under the terms of the transaction, we paid GBH $40.0 million on the closing date, with the remainder of the purchase price payable in equal annual installments on the first, second and third anniversaries of the closing date, with no requirement to pay interest. Under U.S. GAAP, the obligation is recorded at its present value utilizing a market rate of interest on the closing date of 7.0% and the corresponding discount is amortized as interest expense pursuant to the effective interest method of accounting over the life of the obligation. We exclude this item when calculating our non-GAAP financial measurements as recognition of interest expense is non-cash and contrary to the stated terms of our obligation.

Other items: Acquisition-related costs, losses on extinguishment of convertible notes, a civil money penalty in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three ETFs advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”), gains and losses recognized on our investments, changes in deferred tax asset valuation allowance and expenses incurred in response to an activist campaign are excluded when calculating our non-GAAP financial measurements. We also offset revenues and related expenses pertaining to legal and other related expenses covered by insurance as the gross presentation required under GAAP serves to overstate our revenues and expenses in the ordinary course of business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Net income/(loss), as reported	$24,777	$24,629	$27,308	$(4,485)	$21,759
Add back: Acquisition-related costs, net of income taxes	1,489	—	—	—	—
Add back: Foreign currency remeasurement losses on U.S. dollar balances, net of income taxes	1,136	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(972)	333	(1,722)	(607)	220
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on financial instruments owned and investments	(459)	30	(428)	(335)	391
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(458)	(239)	389	(436)	998
Add back: Imputed interest on payable to GBH, net of income taxes	354	344	451	528	513
Deduct: Tax windfalls upon vesting of stock-based compensation awards	(4)	(2,083)	—	(25)	(40)
Add back: Loss on extinguishment of convertible notes, net of income taxes	—	—	(718)	30,128	—
Add back: Civil money penalty in connection with the SEC ESG Settlement	—	—	—	4,000	—
Add back: Expenses incurred in response to an activist campaign, net of income taxes	—	—	—	—	3,234
Adjusted net income	$25,863	$23,014	$25,280	$28,768	$27,075
Weighted average common shares—diluted	146,640	146,545	147,612	156,745	166,359
Adjusted earnings per share—diluted	$0.18	$0.16	$0.17	$0.18	$0.16

	Three Months Ended
Gross Margin and Gross Margin Percentage:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Operating revenues	$112,621	$108,082	$110,697	$113,168	$107,034
Deduct: Legal and other related expenses covered by insurance	—	—	(192)	(3,661)	—
Operating revenues, as adjusted	$112,621	$108,082	$110,505	$109,507	$107,034
Deduct: Fund management and administration	(21,252)	(20,714)	(22,858)	(21,004)	(20,139)
Gross margin	$91,369	$87,368	$87,647	$88,503	$86,895
Gross margin percentage	81.1%	80.8%	79.3%	80.8%	81.2%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted Operating Income Margin:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Operating revenues	$112,621	$108,082	$110,697	$113,168	$107,034
Deduct: Legal and other related expenses covered by insurance	—	—	(192)	(3,661)	—
Operating revenues, as adjusted	$112,621	$108,082	$110,505	$109,507	$107,034
Operating income	$34,632	$34,162	$35,040	$40,792	$33,511
Add back: Acquisition-related costs	1,967	—	—	—	—
Add back: Expenses incurred in response to an activist campaign	—	—	—	—	4,271
Adjusted operating income	$36,599	$34,162	$35,040	$40,792	$37,782
Adjusted operating income margin	32.5%	31.6%	31.7%	37.3%	35.3%

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	Three Months Ended
Adjusted Total Operating Expenses:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Total operating expenses	$77,989	$73,920	$75,657	$72,376	$73,523
Deduct: Acquisition-related costs	(1,967)
Deduct: Legal and other related expenses covered by insurance	—	—	(192)	(3,661)	—
Deduct: Expenses incurred in response to an activist campaign	—	—	—	—	(4,271)
Adjusted total operating expenses	$76,022	$73,920	$75,465	$68,715	$69,252

	Three Months Ended
Adjusted Income Before Income Taxes:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Income before income taxes	$31,870	$30,368	$34,198	$3,866	$29,526
Add back: Acquisition-related costs	1,967	—	—	—	—
Add back: Foreign currency remeasurement losses on U.S. dollar balances, net of income taxes	1,383	—	—	—	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(1,284)	440	(2,275)	(802)	291
(Deduct)/add back: (Gains)/losses recognized on investments	(605)	(316)	514	(576)	1,318
Add back: Imputed interest on payable to GBH	467	455	596	697	677
Add back: Loss on extinguishment of convertible notes	—	—	—	30,632	—
Add back: Civil money penalty in connection with the SEC ESG Settlement	—	—	—	4,000	—
Add back: Expenses incurred in response to an activist campaign	—	—	—	—	4,271
Adjusted income before income taxes	$33,798	$30,947	$33,033	$37,817	$36,083

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sept. 30, 2024	June 30, 2024

Adjusted income before income taxes (above)	$33,798	$30,947	$33,033	$37,817	$36,083
Income tax expense	$7,093	$5,739	$6,890	$8,351	$7,767
Add back/(deduct): Tax benefit on acquisition-related costs	478	—	—	—	—
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on financial instruments owned and investments	459	(30)	428	335	(391)
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(312)	107	(553)	(195)	71
Add back: Tax benefit on foreign currency remeasurement losses on U.S. dollar balances	247	—	—	—	—
(Deduct)/add back: Tax (expense)/benefit on (gains)/losses on investments	(147)	(77)	125	(140)	320
Add back: Tax benefit on imputed interest	113	111	145	169	164
Add back: Tax windfalls upon vesting of stock-based compensation awards	4	2,083	—	25	40
Add back: Tax benefit arising from extinguishment of convertible notes	—	—	718	504	—
Add back: Tax benefit arising from expenses incurred in response to an activist campaign	—	—	—	—	1,037
Adjusted income tax expense	$7,935	$7,933	$7,753	$9,049	$9,008
Adjusted effective income tax rate	23.5%	25.6%	23.5%	23.9%	25.0%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. These statements may include projections relating to our proposed acquisition of Ceres Partners, LLC, including expected accretion to earnings, strategic benefits and related assumptions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Prime® and WisdomTree Connect™, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits of the proposed acquisition of Ceres Partners, LLC, including financial or strategic outcomes; and
•	our ability to consummate, and to successfully implement our strategic goals relating to, the proposed acquisition, and integrate the acquired business.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

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Additional risks include those associated with the proposed transaction, including the risk that integration may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth or the ability to raise additional capital into the funds of the acquired business) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the SEC.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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